PROXY CARD                                  OPPENHEIMER DISCOVERY FUND
                           PROXY CARD
                    PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 12, 2002

The undersigned,  revoking prior proxies,  hereby appoints Robert Zack, Brian Wixted, Kathleen Ives, and Katherine
Feld, and each of them, as attorneys-in-fact and proxies of the undersigned,  with full power of substitution,  to vote shares held in the name of the  undersigned  on the record date at the  Special  Meeting of  Shareholders  of
Oppenheimer  Discovery  Fund (the  "Fund") to be held at 6803 South Tucson Way,  Englewood,  Colorado,  80112,  on
August 12, 2002, at 1:00 P. M. Mountain time, or at any adjournment  thereof,  upon the proposals described in the
Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Fund's Board of  Trustees,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of Trustees.  When properly executed,  this proxy will be voted as indicated on the reverse side or "FOR" a proposal if no choice is  indicated.  The proxy will be voted in accordance with the proxy holders' best judgement as to any other matters that may arise at the Meeting.

                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

                                                                          Note: Please sign this proxy exactly as your name or names appear hereon.  Joint owners should each sign person
                                                                                ally.  Trusteed and other ficudiaries should indicate
                                                                                the capacity in which they sign, and where more than
                                                                                one name appears, a majority must sign.  If a cor-
                                                                                poration, partnership or other entity, this signature
                                                                                should be that of a duly authorized individual who
                                                                                should state his or her title.

                                                                                ___________________________________________________
                                                                                Signature

                                                                                ___________________________________________________
                                                                                Signature of joint owner, if any

                                                                                ___________________________________________________
                                                                                Date

      PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:

 1.   To elect a Board of Trustees:                                                           FOR         AGAINST         FOR ALL
                                                                                             ALL           ALL            EXCEPT

     01  Leon Levy                  02  Donald W. Spiro        03  John V. Murphy            [  ]          [  ]          [  ]   1.
     04  Robert G. Galli            05  Phillip A. Griffiths   06  Benjamin Lipstein
     07  Elizabeth B. Moynihan      08  Kenneth A. Randall     09  Edward V. Regan
     10  Russell S. Reynolds, Jr.   11  Clayton K. Yeutter

     If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and write the nominee's number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2.  To approve the elimination or amendment of certain fundamental investment policies of the Fund:     FOR        AGAINST     ABSTAIN

A.  Purchasing Securities on Margin or Making Short Sales                                               [ ]          [ ]        [ ] 2.A
B.  Purchasing Securities of Issuers in which Officers or Trustees have an Interest                     [ ]          [ ]        [ ] 2.B
C.  Investing in Unseasoned Issuers                                                                     [ ]          [ ]        [ ] 2.C
D.  Real Estate                                                                                         [ ]          [ ]        [ ] 2.D
E.  Pledging, Mortgaging and Hypothecating of Assets                                                    [ ]          [ ]        [ ] 2.E
F.  Borrowing                                                                                           [ ]          [ ]        [ ] 2.F

3.  TO approve an amended and restated Class 12b-1 Distribution and Service Plan and Agreement.         [ ]          [ ]        [ ] 3.
    Class B shareholders voting only.